SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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         Date of Report (Date of earliest event reported): July 30, 2004








                        CNL HOTELS & RESORTS, INC.
               (Exact Name of Registrant as Specified in Charter)



          Maryland                       0-24097                 59-3396369
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


               450 South Orange Avenue                         32801
                  Orlando, Florida                          (Zip Code)
      (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000


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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

     On July 30, 2004, CNL Hotels & Resorts, Inc., formerly known as CNL Hospitality Properties, Inc. (the "Company") issued a press release announcing the preliminary results from the Company's 2004 annual meeting of stockholders. The Company reported that all of the previously announced proposals described in its Proxy Statement to Stockholders dated June 30, 2004 were approved, with the exception of Proposal V which relates to an amendment to the Company's charter and bylaws and requires the affirmative vote of the holders of at least two-thirds of the Company's outstanding common shares. The Company announced that its stockholders approved the adjournment of the 2004 annual meeting of stockholders with respect to Proposal V for the purpose of soliciting additional proxies with respect to Proposal V for which a two-thirds vote has not yet been received. With respect to such Proposal, the annual meeting has been adjourned until August 27, 2004 at 3:00 p.m. A copy of the release is being furnished as
Exhibit 99.1 to this Current Report on Form 8-K.

     This report contains "forward-looking statements" based on the Company's current expectations and projections about future events. Future events and actual results could differ materially from those identified or contemplated by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial statements.

          Not applicable.

      (b) Pro forma financial information.

          Not applicable.

      (c) Exhibits.

          The following Exhibit is furnished as part of this Current Report on Form 8-K:

          Exhibit No. 99.1      Press Release dated July 30, 2004.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CNL HOTELS & RESORTS, INC.



Dated: August 2, 2004                       By: /s/ Mark E. Patten
                                                --------------------------------
                                                Name:  Mark E. Patten
                                                Title: Senior Vice President and
                                                       Chief Accounting Officer



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